                                                                    Exhibit 10.1


                         CONSENT AND FIRST AMENDMENT TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          This Consent and First Amendment to Third Amended and Restated Credit Agreement (this "Agreement") is entered into this 19th day of September, 2003 among PORTOLA PACKAGING, INC., a Delaware corporation, as Borrower, and HELLER FINANCIAL, INC., a Delaware corporation ("Heller"), for itself, as Agent, Issuing Lender and Lender.

                              W I T N E S S E T H:

          WHEREAS, Borrower and Heller, as Agent, Issuing Lender and a Lender, are parties to that certain Third Amended and Restated Credit Agreement dated as of September 29, 2000 (as heretofore amended, the "Credit Agreement");

          WHEREAS, pursuant to those certain Stock Purchase Agreements and Equity Purchase Agreements dated as of September 1, 2003 among Borrower and the respective sellers thereunder (collectively, the "Tech Companies Acquisition Agreements" and, together with the other instruments and agreements executed and delivered pursuant thereto, but excluding the Loan Documents, the "Tech Companies Acquisition Documents"), Borrower has agreed to acquire (the "Tech Companies Acquisition") all of the outstanding capital stock and partnership or other equity interests of Tech Industries, Inc. ("Tech Industries"), Tech Industries U.K. Ltd. ("Tech Industries UK"), 84 Fairmount Street Limited Partnership ("84 Fairmount Street") and Fairmount Realty Associates ("Fairmount Realty" and, together with Tech Industries, Tech Industries UK and 84 Fairmount Street, the "Tech Companies").

          WHEREAS, Borrower has requested that Heller, as Agent and Lender, consent to the Tech Companies Acquisition and that, in connection therewith, the Credit Agreement be amended as set forth herein, and Heller is willing to grant such consent and to amend the Credit Agreement upon the terms and subject to the conditions set forth herein;

          NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and in the Credit Agreement, the parties agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used herein without definition and defined in the Credit Agreement are used herein as defined therein.

          Section 2. CONSENT. Subject to the satisfaction of the terms and conditions set forth herein, Heller, as Agent and Lender, hereby consents to the consummation of the Tech Companies Acquisition on the date hereof upon the terms set forth in the Tech Companies Acquisition Agreement as in effect on the date hereof.

          The consent set forth above shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any provisions of the Credit Agreement in connection with any other transaction.

          Section 3. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the terms and conditions set forth herein, the amendments to the Credit Agreement set forth in this SECTION 3 shall become effective as of the date hereof.

          3.1 The first sentence of SUBSECTION 1.1(A) of the Credit Agreement is hereby amended to read as follows:

               Each Lender agrees, severally and not jointly, to lend to Borrower from the Closing Date to August 31, 2004 (the "Commitment Termination Date"), its Pro Rata Share of the Revolving Loans requested by Borrower to be made by Lenders under this SUBSECTION 1.1(A), up to an aggregate maximum for all Lenders of Fifty-Four Million Dollars ($54,000,000) (as the same may be reduced from time to time hereunder, the "Revolving Loan Commitment").

          3.2 The definitions of "Base Rate", "Base Rate Margin" and "LIBOR Margin" set forth in SUBSECTION 1.2(A) of the Credit Agreement are hereby amended to read as follows with respect to the calculation of interest accruing on the Loans from and after the First Amendment Date:

               "Base Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
          (ii) the Federal Funds Effective Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

               "Base Rate Margin" means 1.50% per annum.

               "LIBOR Margin" means 2.75% per annum.

          3.3 SUBSECTION 1.2(A) of the Credit Agreement is hereby amended by deleting the two paragraphs immediately following the definition of "LIBOR Margin" set forth therein.

          3.4 The first sentence of SUBSECTION 1.2(B) of the Credit Agreement is hereby amended to read as follows with respect to the calculation of commitment fees from and after the First Amendment Date:

               From the First Amendment Date, Borrower shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares), a fee payable in US Dollars in an amount equal to (1)(a) the Revolving Loan Commitment LESS (b) the sum of (I) the average daily balance of the Revolving Loans PLUS (II) the average daily aggregate amount of outstanding Letter of Credit Liability, in each case during the preceding month, MULTIPLIED BY (2) one-half of one percent (0.50%) per annum.

          3.5 The first sentence of SUBSECTION 1.2(C) of the Credit Agreement is hereby amended to read as follows with respect to the calculation of Letter of Credit fees from and after the First Amendment Date:

               From the First Amendment Date, Borrower shall pay Agent a fee in US Dollars for each Letter of Credit from the date of issuance to the date of termination equal to the average daily aggregate amount of outstanding Letter of Credit Liability during the preceding month MULTIPLIED BY two and three-quarters percent (2.75%) per annum.

          3.6 SUBSECTION 1.3(A) of the Credit Agreement is hereby amended to read as follows:

               (A) CERTAIN FEES. Borrower shall pay to Heller, individually, the fees specified in that certain letter agreement dated the First Amendment Date (the "Fee Letter"), between Borrower and Heller in the amounts and at the times specified therein.

          3.7 SECTION 2 of the Credit Agreement is hereby amended by inserting the following as SUBSECTIONS 2.7 and 2.8:

               2.7 ENVIRONMENTAL MATTERS. Borrower shall and shall cause each of its Subsidiaries to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after Borrower, any of its Subsidiaries or any other Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Loan Party or its Subsidiaries in excess of $50,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by Borrower, any of its Subsidiaries or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of

          $50,000, in each case whether or not the Environmental Protection Agency or any governmental authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Loan Party or any other Person under the control of any Loan Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Loan Party and its Subsidiaries shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and
          (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder. Without limiting the generality of the foregoing, Borrower will cause Tech Industries to report, in accordance with the requirements of the Rhode Island Department of Environmental Management, elevated arsenic and TPH in ground water at Tech Industries' facilities in Woonsocket, Rhode Island.

               2.8 DISSOLUTION OF CERTAIN SUBSIDIARIES. Within sixty (60) days following the First Amendment Date, Borrower shall cause each of Tech Industries U.K. Ltd., 84 Fairmount Street Limited Partnership and Fairmount Realty Associates to be dissolved and liquidated.

          3.8 SUBSECTION 3.1(F) of the Credit Agreement is hereby amended to read as follows:

               (F) Indebtedness outstanding at the First Amendment Date and shown on SCHEDULE 3.1; and

          3.9 CLAUSE (10) of the definition of "Permitted Encumbrances" contained in SUBSECTION 3.2(A) of the Credit Agreement is hereby amended to read as follows:

               (10) Liens existing on the Closing Date (and, in the case of Tech Industries, Liens existing on the First Amendment Date) and renewals and extensions thereof, which Liens are set forth on SCHEDULE 3.2(A)(10) hereto;

          3.10 SUBSECTION 3.3(D) of the Credit Agreement is hereby amended to read as follows:

               (D) Investments existing on the First Amendment Date and set forth in SUBSCHEDULE 7.4 and extensions and renewals thereof, including promotional loans of equipment to customers pursuant to the terms of SUBSECTION 3.7(C);

          3.11 SUBSECTION 3.4(E) of the Credit Agreement is hereby amended to read as follows:

               (E) those existing on the First Amendment Date and described in
          SCHEDULE 3.4 annexed hereto;

          3.12 SECTION 3 of the Credit Agreement is hereby amended by adding the following new SUBSECTIONS 3.17 and 3.18 at the end thereof:

               3.17 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any governmental authority relating to a public offering of the stock of any Loan Party, using the name of Heller or General Electric Capital Corporation ("GE Capital") or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to Heller and without the prior written consent of Heller unless (and only to the extent that) such Loan Party or Affiliate is required to do so under law and then, in any event, such Loan Party or Affiliate will consult with Heller before issuing such press release or other public disclosure.

               3.18 HAZARDOUS MATERIALS. Borrower shall not and shall not cause or permit its Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Loan Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

          3.13 SUBSECTIONS 4.1, 4.2, 4.3 and 4.4 of the Credit agreement are hereby amended to read as follows with respect to periods ending after August 31, 2003:

               4.1 LEASE LIMITS; CAPITAL EXPENDITURES.

               (A) Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by Borrower and its Restricted Subsidiaries under all such leases would exceed $4,750,000 (or the equivalent thereof in another currency) in any fiscal year of Borrower.

               (B) Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during any fiscal year of Borrower that exceed $17,500,000 in the aggregate for any such fiscal year.

               4.2 FIXED CHARGE COVERAGE. Borrower shall not permit the Fixed Charge Coverage for any twelve (12) month period ending on the last day of each fiscal quarter set forth below to be less than the ratio set forth below for such period.

               DATE                                        RATIO

               November 30, 2003                           1.15
               February 28, 2004                           1.00
               May 31, 2004                                1.10
               August 31, 2004 and each fiscal             1.20
               quarter end thereafter

               4.3 TOTAL INDEBTEDNESS TO EBITDA RATIO. Borrower shall not permit the ratio of Total Indebtedness, minus Borrower's total cash and Cash Equivalents, calculated as of any date set forth below, to EBITDA for the twelve (12) month period ending on such day to be greater than the ratio set forth below for such date.

               DATE                                        RATIO

               November 30, 2003                           5.00
               February 28, 2004                           5.00
               May 31, 2004                                4.75
               August 31, 2004 and the last day            4.25
               of each fiscal quarter thereafter

               4.4 MAINTENANCE OF MINIMUM AVAILABILITY. Borrower shall maintain an aggregate Availability of at least (a) $3,000,000 at all times during the period from the First Amendment Date through February 29, 2004, (b) $1,000,000 at all times during the period from March 1, 2004 through March 31, 2004, (c) $1,500,000 at all times during the period from April 1, 2004 through April 30, 2004, (d) $2,000,000 at all times during the period from May 1, 2004 through May 31, 2004 and (e) $3,000,000 at all times from and after June 1, 2004.

          3.14 SUBSECTION 6.1(C) of the Credit Agreement is hereby amended to read as follows:

               (C) BREACH OF CERTAIN PROVISIONS. (1) Failure of Borrower to perform or comply with any term or condition contained in that portion of SUBSECTION 2.2 relating to Borrower's obligation to maintain insurance, SUBSECTION 2.3, SECTION 3 or SECTION 4 or (2) failure of either Borrower or Tech Industries to perform or comply with any term or condition contained in SECTION 7 of the Security Agreement to which it is a party or (3) failure of either Canadian Restricted Subsidiary to perform or comply with any term or condition contained in SECTION 7 of the Security Agreement to which it is a party or (4) failure of the UK Restricted Subsidiary to perform or comply with any term or condition contained in CLAUSE 5.1(b) of the debenture forming part of the UK Security Documents; or

          3.15 SUBSECTION 10.1 of the Credit Agreement is hereby amended by inserting the following new definitions in their proper alphabetical order:

               "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include CERCLA; the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes related in any manner to environmental, natural resource or human health and safety matters.

               "ENVIRONMENTAL LIABILITY" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

               "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates, approvals or registrations required by any governmental authority under any Environmental Laws.

               "FIRST AMENDMENT" shall mean that Consent and First Amendment to Credit Agreement dated as of September __, 2003 among the Borrower, the Agent and the Lenders.

               "FIRST AMENDMENT DATE" shall mean September __, 2003.

               "MEXICAN RESTRICTED SUBSIDIARY" means Portola Packaging Inc. Mexico, S.A. de C.V., a corporation organized under the laws of Mexico.

               "MEXICAN SECURITY DOCUMENTS" means all instruments, documents and agreements executed by or on behalf of Mexican Restricted Subsidiary or any other Person to guaranty or provide collateral security with respect to the Obligations of Borrower including, without limitation, the Security Agreement, any other security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

               "RELEASE" means any release, known threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

               "TECH COMPANIES" means Tech Industries.

               "TECH INDUSTRIES" means Tech Industries, Inc., a Rhode Island corporation.

          3.16 The definitions of "Security Agreement" and "Security Documents" set forth in SUBSECTION 10.1 of the Credit Agreement are hereby amended to read as follows:

               "SECURITY AGREEMENT" means those separate security agreements, hypothecs, debentures and floating lien pledges, each dated on or about the date hereof or the First Amendment Date, as applicable, executed by Borrower and its Restricted Subsidiaries in favor of Agent, and securing Borrower's Obligations hereunder and under the Loan Documents.

               "SECURITY DOCUMENTS" means, collectively, the US Security Documents, the UK Security Documents, the Canadian Security Documents and the Mexican Security Documents.

          3.17 EXHIBIT 4.5(F) (BORROWING BASE CERTIFICATE) to the Credit Agreement are hereby replaced with EXHIBIT 4.5(F) attached hereto.

          3.18 SCHEDULE 1.2 (PRICING TABLE) to the Credit Agreement is hereby deleted. SCHEDULES 3.1 (EXISTING INDEBTEDNESS), 3.2(A)(10) (LIENS), 3.4 (CONTINGENT OBLIGATIONS), 5.4(A) (JURISDICTIONS OF ORGANIZATION AND QUALIFICATIONS), 5.4(B) (CAPITALIZATION), 5.6 (TITLE TO PROPERTIES, ETC.), 5.7 (INTELLECTUAL PROPERTY), 5.8 (INVESTIGATIONS AND AUDITS) and 5.9 (EMPLOYEE MATTERS) to the Credit Agreement are hereby amended pursuant to the Addenda to SCHEDULES 3.1, 3.2(A)(10), 3.4, 5.4(A), 5.4(B), 5.6, 5.7, 5.8 and 5.9 attached hereto. SUBSCHEDULES 7.1 (LITIGATION), 7.2 (EMPLOYEE BENEFIT PLANS), 7.4 (DERIVATIVES), 7.6 (BANK ACCOUNTS) and 7.7 (SUBSIDIARIES) to SCHEDULE 7.1 to the Credit Agreement are hereby amended pursuant to the Addenda to with SUBSCHEDULES 7.1, 7.2, 7.4, 7.6 and 7.7 attached hereto. SCHEDULE 10.1(A) (PRO RATE SHARES AND COMMITMENT AMOUNTS) to the Credit Agreement is hereby amended pursuant to
SCHEDULE 10.1(A) attached hereto.

          3.19 ADDBACK OF CERTAIN NON-RECURRING RESTRUCTURING CHARGES TO EBITDA. Heller hereby approves adding back to EBITDA for any period during Borrower's 2004 fiscal year the following non-recurring restructuring charges to be incurred in connection with (a) relocating operations from Borrower's two California facilities to its facility in Tolleson, Arizona and (b) relocating operations from Borrower's South Carolina facility to its facilities in Kingsport, Tennessee and elsewhere, to the extent such restructuring charges are deducted in determining Net Income for any such period:

          (1) Severance and relocation costs not exceeding $3,500,000 in the aggregate for all such periods.

          Section 4. DESIGNATION OF RESTRICTED SUBSIDIARIES. Borrower hereby designates each of Tech Industries and Portola Packaging Inc. Mexico, S.A. de C.V. as a Restricted Subsidiary.

          Section 5. CONDITIONS. The effectiveness of this Agreement is subject to Borrowers' satisfaction of the following conditions on or before the date hereof in a manner satisfactory to the Agent:

          5.1 DELIVERIES. The Agent shall have received, on or prior to the date hereof, all of the documents set forth on ANNEX A hereto, in form and substance satisfactory to the Agent, duly executed by all parties thereto.

          5.2 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. After giving effect to the replacement Schedules delivered herewith, the representations and warranties made by the Loan Parties contained in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereto with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).

          5.3 NO EXISTING DEFAULT. As of the date hereof, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated hereunder (including without limitation the consummation of the Tech Companies Acquisition).

          Section 6. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants that:

               (i) the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action and this Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms;

               (ii) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

               (iii) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby (including without limitation the consummation of the Tech Companies Acquisition) does or shall contravene, result in a breach of, or violate (i) any provision of any Loan Party's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries or any of their property is bound.

          Section 7. REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

               (i) Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (ii) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

          Section 8. COSTS AND EXPENSES. Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Agreement.

          Section 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

          Section 10. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

          Section 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

                                        PORTOLA PACKAGING, INC.

                                        By: /s/ Dennis L. Berg
                                            ------------------------------------
                                            Dennis L. Berg

                                        Title: VP and Chief Financial Officer
                                              ----------------------------------


                                        HELLER FINANCIAL, INC., as Agent,
                                        Issuing Lender and Lender


                                        By: /s/ Woodrow Broaders
                                            ------------------------------------
                                            Woodrow Broaders

                                        Title: Dually Authorized Signatory
                                              ----------------------------------



























                     (Signature Page to Consent Agreement)
                                      S-1

                CONSENT AND REAFFIRMATION (SUBSIDIARY GUARANTORS)

          Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Consent and First Amendment to Credit Agreement; (ii) consents to Borrower's execution and delivery thereof; (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of Borrower to Agent and Lenders and reaffirms that such guaranty is and shall continue to remain in full force and effect and that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible, the payment and performance of all obligations under or in respect of such guaranty and such other Loan Documents; and (iv) confirms that, as of the date hereof, it does not have, and hereby waives, remises and releases any claims or causes of action of any kind against Agent or any of the Lenders or any of their officers, directors, employees, agents, attorneys, or any of the Lenders or any of their officers, directors, employees, agents, attorneys or representatives, or against any of their respective predecessors, successors, or assigns relating in any way to any event, circumstance, action, or omission relative to any of the Loan Documents or any transaction contemplated thereby, from the beginning of time through the date hereof. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and consented to same, each of the undersigned understands that Agent and Lenders have no obligation to inform it of such matters in the future or to seek its acknowledgment or consent to future Agreements or waivers, and nothing herein shall create such a duty.

                  IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation on and as of the date of such Agreement.

                                       PORTOLA PACKAGING LTD.

                                       By: /s/ Dennis L. Berg
                                           -------------------------------------
                                       Name:  Dennis L. Berg
                                             -----------------------------------
                                       Title:  VP and Chief Financial Officer
                                             -----------------------------------

                                       PORTOLA PACKAGING CANADA LTD./
                                       EMBALLAGES PORTOLA CANADA LTEE

                                       By: /s/ Dennis L. Berg
                                           -------------------------------------
                                       Name:  Dennis L. Berg
                                             -----------------------------------
                                       Title:  VP and Chief Financial Officer
                                             -----------------------------------

                                       PORTOLA ALLIED TOOL, INC.

                                       By: /s/ Dennis L. Berg
                                           -------------------------------------
                                       Name:  Dennis L. Berg
                                             -----------------------------------
                                       Title:  VP and Chief Financial Officer
                                             -----------------------------------

                                       PORTOLA PACKAGING LIMITED (U.K.)

                                       By: /s/ Dennis L. Berg
                                           -------------------------------------
                                       Name:  Dennis L. Berg
                                             -----------------------------------
                                       Title:  VP and Chief Financial Officer
                                             -----------------------------------

                                       ATLANTIC PACKAGING SALES LLC

                                       By: /s/ Dennis L. Berg
                                           -------------------------------------
                                       Name:  Dennis L. Berg
                                             -----------------------------------
                                       Title:  VP and Chief Financial Officer
                                             -----------------------------------







 (Signature Page to Affirmation to Consent Agreement by Subsidiary Guarantors)
                                       S-1

                                     ANNEX A
                                       TO
                           CONSENT AND FIRST AMENDMENT

                                   DELIVERIES

          (a) ASSIGNMENT AND ACCEPTANCE AGREEMENT. A duly executed Assignment and Acceptance Agreement between Heller and Bank of America, N.A. pursuant to which Bank of America, N.A. shall have assigned all of its Revolving Loans and Commitments to Heller.

          (b) AGREEMENT. This Agreement duly executed by the Loan Parties, together with all Exhibits and Addenda to Schedules hereto.

          (c) REPLACEMENT REVOLVING NOTE. A replacement Revolving Note executed by Borrower in favor of Heller.

          (d) TECH INDUSTRIES GUARANTY AND SECURITY AGREEMENT. Guaranty executed by Tech Industries. Security Agreement duly executed by Tech Industries, and acknowledged by Agent, together with Schedules to the Security Agreement.

          (e) BORROWER PLEDGE AMENDMENT. A Pledge Amendment to the Borrower Pledge Agreement duly executed by Borrower, pledging to Agent all of the capital stock of Tech Industries, together with share certificates representing all of the outstanding capital stock of Tech Industries and stock powers for such share certificates executed in blank.

          (f) CODE SEARCH REPORTS. Copies of Code search reports listing all effective financing statements that name any of the Tech Companies as a debtor from the following jurisdictions:

              Secretary of State of Rhode Island

          (g) UCC-1 FINANCING STATEMENTS. Copies of UCC-1 financing statements executed by Tech Industries as debtor in favor of Agent, together with evidence that such UCC-1 financing statements have been filed in the following jurisdictions:

              Secretary of State of Rhode Island

          (h) PAYOFF LETTER; TERMINATION STATEMENTS. Duly executed pay-off and release letter from Citizens Bank, evidencing repayment in full of all Indebtedness of Tech Industries to Citizens Bank and the release of all Liens granted by Tech Industries in favor of Citizens Bank, together with UCC-3 termination statements signed by Citizens Bank and all other Lien releases required in order to terminate such Liens.

          (i) INTELLECTUAL PROPERTY SECURITY AGREEMENTS. A Trademark Security Agreement and Patent Security Agreement duly executed by Tech Industries with respect to all trademarks and patents owned by Tech Industries.



                                    Annex A-1

          (j) BANK AGENCY AGREEMENTS. Bank agency agreements for each bank designated by Agent at which Tech Industries maintains depository accounts.

          (k) INSURANCE. Evidence that all insurance policies required by Agent with respect to Tech Industries are in full force and effect, together with loss payable and/or additional insured clauses as requested by Agent, in favor of Agent on behalf of Lenders.

          (l) TECH COMPANIES ACQUISITION DOCUMENTS. Executed or conformed copies of the Tech Companies Acquisition Documents, together with evidence that the Tech Companies Acquisition has been consummated in accordance therewith, and including without limitation:

              (i)      the Tech Companies Acquisition Agreement;

              (ii) Employment Agreements with each of James J. Carria and William H. Nast; and

              (iii) documentation evidencing that (1) all partnership interests of 84 Fairmount Street and Fairmount Realty have been assigned to Tech Industries, (2) Tech Industries has been designated as the general partner of each of 84 Fairmount Street and Fairmount Realty and (3) all Real Estate owned by 84 Fairmount Street and Fairmount Realty has been conveyed to Tech Industries;

together with evidence satisfactory to Agent that the aggregate purchase price (inclusive of fees and closing costs, including those payable to Agent) for the Tech Companies Acquisition does not exceed $36,750,000.

          (m) ASSIGNMENT OF RIGHTS. An Assignment of Rights with respect to Borrower's rights under the Tech Companies Acquisition Documents duly executed by Borrower and acknowledged by the Tech Companies Sellers.

          (n) MORTGAGES; MORTGAGE MODIFICATIONS. (i) A Mortgage with respect to Tech Industries' owned Real Estate in Rhode Island, in form and substance satisfactory to Agent, duly executed by Tech Industries, together with A.L.T.A. mortgagee policies of title insurance satisfactory to Agent, and current A.L.T.A. surveys and surveyors' certifications as to such property in form and substance satisfactory to Agent.

          (ii) a Mortgage Modification with respect to each existing Mortgage on Borrower's owned Real Estate, in form and substance satisfactory to Agent, and with respect to all existing title policies insuring Agent's Lien on the Mortgaged Real Property, endorsements issued by the Title Company insuring that Agent's Lien (and the priority thereof) is not impacted by this Agreement.

          (o) AMENDED AND RESTATED SECURITY AGREEMENTS. Amended and Restated Security Agreements executed by each of Borrower, Portola Allied Tool, Inc. and Atlantic Packaging Sales LLC< together with Schedules to the Security Agreements and Powers of Attorney duly executed by each such Persons.






                                       Annex A-2

          (p) MEXICAN SECURITY DOCUMENTS. (a) Floating Lien Pledge Agreement (Contralto de Prenda Sin Transmision de Posesion) duly executed and delivered by Portola Packaging Inc. Mexico, S.A. de C.V. and Agent in the presence of a Mexican notary public and recorded in the appropriate public registry of commerce for perfection purposes, granting to Agent a perfected first priority security interest in and to all of the movable property of Portola Packaging Inc. Mexico, S.A. de C.V.; (b) Stock Pledge Agreement duly executed and delivered by Borrower, Portola Packaging Holding, B.V. and Agent, granting to Agent a perfected first priority security interest in and to all of the issued and outstanding capital stock of Portola Packaging Inc. Mexico, S.A. de C.V., together with the endorsement and delivery to the Agent of all stock certificates and entries in the stock registry book of Portola Packaging Inc. Mexico, S.A. de C.V.; (c) Guaranty duly executed and delivered by Portola Packaging Inc. Mexico, S.A. de C.V., together with a special irrevocable power of attorney granted in the presence of a Mexican notary public in favor of an agent for service of process acceptable to the Agent; and (d) an opinion of counsel to Portola Packaging Inc. Mexico, S.A. de C.V., addressed to Agent and Lenders.

          (q) THIRD PARTY CONSENTS AND WAIVERS. Copies of all third party or governmental waivers and consents relating to the Tech Companies Acquisition.

          (r) MAXIMUM LEVERAGE RATIO; MAXIMUM TOTAL INDEBTEDNESS. The ratio of Total Indebtedness to EBITDA (subject to pro forma adjustments approved by Agent), determined as of July 31, 2003 for the twelve-month period then ended, shall not exceed 4.80 on a pro forma basis after giving effect to the Tech Companies Acquisition and the funding of the Revolving Loan in connection therewith. Total Indebtedness, determined as of the date hereof, shall not exceed $160,000,000 after giving effect to the Tech Companies Acquisition and the funding of the Revolving Loans in connection therewith.

          (s) OPENING AVAILABILITY; MAXIMUM REVOLVING LOAN. (i) Availability after giving effect to the Revolving Loan advance made on the date hereof and the consummation of the Tech Companies Acquisition (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) shall be at least $3,000,000 and (ii) the aggregate outstanding balance of the Revolving Loan shall not exceed $48,000,000.

          (t) DUE DILIGENCE. Agent shall have completed its business and legal due diligence (including without limitation Agent's receipt of appraisals with respect to the Tech Companies' owned Real Estate, Equipment and Inventory) with results reasonably satisfactory to Agent.

          (u) FINANCIAL CONDITION. A pro forma balance sheet of Borrower and its Subsidiaries and revised Projections for Borrower and its Subsidiaries, certified by Borrowers Chief Financial Officer, in each case taking into account the Tech Companies Acquisition, and a certificate of the Chief Financial Officer of Borrower, based on such pro forma balance sheet and Projections, to the effect that (a) Borrower and its Subsidiaries will be Solvent upon the consummation of the transactions contemplated herein; (b) the pro forma balance sheet fairly presents the financial condition of Borrowers and its Subsidiaries as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are




                                    Annex A-3
based upon estimates and assumptions stated therein, all of which Borrower believe to be reasonable and fair in light of conditions and facts known to Borrower at the time of preparation of such Projections and, as of the date hereof, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein, provided that the Projections are not to be viewed as facts and that actual results during the periods covered by the Projections will differ from the projected results; and (d) containing such other statements with respect to the solvency of Borrower and its Subsidiaries and matters related thereto as Agent shall request.

          (v) ENVIRONMENTAL REPORTS. Environmental review and audit reports, including Phase II reports, with respect to the Real Estate of the Tech Companies as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

          (w) OFFICER'S CERTIFICATE. A Certificate of Chief Financial Officer of Borrower.

          (x) BORROWING BASE CERTIFICATE. A duly executed Borrowing Base Certificate from Borrower reflecting its calculation of the Borrowing Base as of the date hereof, taking into account the Tech Companies Acquisition and the designation of Tech Industries and Portola Packaging Mexico Inc., S.A. de C.V. as Restricted Subsidiaries.

          (y) LETTER OF DIRECTION. A letter of direction duly executed by Borrower addressed to Agent with respect to the disbursement of the proceeds of the Revolving Loan to be made on the date hereof.

          (z) SECRETARY'S CERTIFICATES. A certificate of the Secretary or Assistant Secretary of each Loan Party, certifying copies of resolutions of the Board of Directors or partners (as applicable) of such Loan Party approving and authorizing the execution, delivery and performance by such Loan Party of, as applicable, this Agreement and the other Loan Documents to be delivered by such Loan Party hereunder and, in the case of Borrower, designating Portola Packaging Mexico Inc., S.A. de C.V. and each of the Tech Companies as "Restricted Subsidiaries" under the Credit Agreement and the Senior Notes Indenture; and

          (aa) ORGANIZATIONAL DOCUMENTS AND GOOD STANDING CERTIFICATES OF TECH INDUSTRIES. Each of:

               (i) the Articles of Incorporation of Tech Industries as in effect on the date hereof, certified by the Secretary of State of Rhode Island;

               (ii) the By-Laws of Tech Industries as in effect on the date hereof, certified by the Secretary or Assistant Secretary of Tech Industries; and

               (iii) a good standing certificate for Tech Industries from the Secretary of State of Rhode Island and each state where Tech Industries is required to qualify to do business as a foreign corporation, each as of a recent date.



                                   Annex A-4

          (bb) OPINIONS OF BORROWER'S COUNSEL. An opinion of Tomilson Zisko LLP, counsel to the Credit Parties, together with any local counsel opinions requested by Agent, addressed to Agent and Lenders.

          (cc) SENIOR NOTES INDENTURE. Evidence satisfactory to Agent that (i) after giving effect to the transactions contemplated hereunder and under the Tech Companies Acquisition Agreement, no default or event of default exists under the Senior Notes Indenture and the terms of the Credit Agreement (including the Borrowing Base), as amended by this Agreement, comply with the restrictions set forth in the Senior Notes Indenture and (b) the Tech Companies have been designated as "Restricted Subsidiaries" under the Senior Note Indenture.

          (dd) FEE LETTER. Duly executed originals of that certain fee letter of even date herewith among Borrower and Heller, together with payment of all fees specified therein.

          (ee) OTHER DOCUMENTS. Such additional documents as Agent may reasonably require.


























                                   Annex A-5